UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 19, 2008

HENIX RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52747
(State or other jurisdiction of	(Commission File No.)
incorporation)

#41 Huancheng Road
Xinjian Township
Jinyun County
Zhejiang, P.R. China
(Address of principal executive offices and Zip Code)

011 86 578 388 1262
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS

     On September 5, 2008, James Shao and Wuyi Wu resigned as our directors, subject to the appointment of Yongfu Zhu in compliance with Section 14(f) and Reg. 14f-1 of the Securities Exchange Act of 1934.

     On September 5, 2008, Yongfu Zhu was appointed to the board of directors, subject to our compliance with Section 14(f) and Reg. 14f-1 of the Securities Exchange Act of 1934. Compliance with the foregoing statute and regulation, respectively, occurred on September 19, 2008. Accordingly, on said date, James Shao and Wuyi Wu ceased being our directors and Mr. Zhu became our sole director. Since September 5, 2008, Mr. Zhu has been our president, principal executive officer, treasurer, principal financial officer, principal accounting officer and secretary. Since August 2004, Mr. Zhu has been director, president and chief executive officer of APEX Pacific International Investments Limited, a BVI company. Apex is engaged in the business of international investments. Since September 1998, Mr. Zhu has been an education consultant and instructor for Xinjian Middle School located in Zhejiang, China.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 25th day of September, 2008.

HENIX RESOURCES INC.

BY:	YONGFU ZHU
Yongfu Zhu, president, principal executive officer,
treasurer, secretary, principal financial officer, and
principal accounting officer